                                                                     EXHIBIT 1.2

                            WESTFIELD FINANCIAL, INC.

                                 _______ Shares

                                  COMMON SHARES
                           (Par Value $.01 Per Share)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT

                                 November __, 2001





Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

     Westfield Mutual Savings Bank Holding Company, a Massachusetts-chartered mutual savings bank holding company (the "MHC"), Westfield Financial, Inc., a Massachusetts-chartered stock corporation (the "Company"), and Westfield [Savings] Bank, a Massachusetts-chartered stock savings bank (the "Bank"), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. ("KBW" or the "Agent"), as follows:

     Section 1. The Offering. The MHC, in accordance with its Plan of
                ------------
Reorganization and Minority Stock Issuance adopted by its Board of Trustees (as amended, the "Plan"), intends to form the Company as its subsidiary and exchange 100% of the common stock of the Bank for a majority interest in the Company. In addition, pursuant to the Plan, the Company will offer and sell up to ___ of its common shares, par value $.01 per share ("Common Shares"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 1999 ("Eligible Account Holders"), (2) depositors of the Bank with Qualifying Deposits as of December 31, 2000 ("Supplemental Eligible Account Holders"), and (3) Tax-Qualified Employee Stock Benefit Plans of the Bank (as defined in the Plan). The Common Shares to be sold by the Company in the Offering (as defined below) are hereinafter called the "Shares." Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a community offering (the "Community Offering," or "Direct Community Offering," and when referred to together with the Subscription Offering, the "Subscription and Community Offering") which may be commenced concurrently with, during, or after the Subscription Offering, the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered

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with a preference given to natural persons residing in the Bank's Local
Community, as defined in the Plan. It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Reorganization."

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (File No. 333-68550) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or
(c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.

         In accordance with Title 209, Section 33.21, et seq., of the Code of
                                                      -- ---
Massachusetts Regulations (the "Reorganization Regulations"), the Bank and MHC have filed with the Office of the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner") an Application for Reorganization and Minority Stock Issuance (the "Reorganization Application"), including the Prospectus and the Independent Appraisal prepared by RP Financial, Inc. ("RP Financial") and has filed such amendments thereto as may have been required by the Commissioner. The Reorganization Application has been approved by the Commissioner and the related Prospectus has been authorized for use by the Commissioner. In addition, the Company, the Bank and the MHC have filed with the Board of Governors of the Federal Reserve System (the "FRB") an Application to Establish a Subsidiary Mid-Tier Bank Holding Company and to Become a Bank Holding Company on Form FRY-3 (the "Holding Company Application") to become a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"), and the regulations promulgated thereunder, which has been approved. Finally, the MHC, the Company and the Bank have received (1) either a private letter ruling from the Internal Revenue Service or an opinion of counsel as to the federal income tax consequences of the Reorganization and (2) either a private letter ruling of the Massachusetts Department of Revenue or the MHC's independent public accountants as to the Massachusetts income tax consequences of the Reorganization.

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         Section 2. Retention of Agent; Compensation; Sale and Delivery of the
                    ----------------------------------------------------------
Shares. Subject to the terms and conditions herein set forth, the MHC, the
------
Company and the Bank hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the MHC, the Company and the Bank with respect to the Company's sale of the Shares in the Offering.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the MHC, the Company and the Bank as to the matters set forth in the letter agreement, dated June 15, 2001, between the Bank and KBW. It is acknowledged by the MHC, the Company and the Bank that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the MHC or the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the MHC, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of the Commissioner and any other governmental agency or regulatory authority having jurisdiction over such matters.

         In the event the Company is unable to sell a minimum of _____ Shares by the End Date, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

         If all conditions precedent to the consummation of the Reorganization, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the MHC, the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their

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directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

         The Agent shall receive the following compensation for its services hereunder:

         (a) A management fee of $25,000, payable in four consecutive monthly installments of $6,250, of which $___ has been paid. Such fees shall be deemed to have been earned when due. Should the Reorganization be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred, including any accrued legal fees expended by the Agent.

         (b) A Success Fee upon completion of the Offering of 1.5% of the aggregate purchase price of the Shares sold in the Subscription Offering and Community Offering excluding shares purchased by the officers, directors, corporators, or employees (or members of their immediate families) of the MHC or the Bank plus any ESOP, tax-qualified or stock based compensation plans (except IRAs) or similar plan created by the Bank for some or all of its directors or employees. The management fee described in subparagraph 2(a) shall be applied against the Success Fee described in this subparagraph 2(b).

         (c) If any of the Shares remain available after the Subscription Offering, at the request of the Bank, KBW will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. KBW will endeavor to distribute the Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the MHC, the Company, the Bank and the Plan. KBW will be paid a fee not to exceed 5.5% of the aggregate purchase price of the shares sold by the Selected Dealers. From this fee, KBW will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers. The decision to utilize Selected Dealers will be made by the MHC, the Company and the Bank upon consultation with KBW. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraphs 2(a) and 2(b).

         (d) The Agent shall be reimbursed for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. Reimbursement of the Agent's total out-of-pocket expenses shall not exceed $15,000 without the prior consent of the Bank. In addition, the Bank will reimburse KBW for

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          the fees and expenses of its counsel, which will not exceed $35,000.
          The MHC, the Company and the Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the MHC's, Company's and Bank's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Reorganization; the fees set forth under this Section 2; and fees for "Blue Sky" legal work. The MHC, the Company and the Bank will reimburse KBW for such expenses incurred by KBW on their behalf.

     Full payment of Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the MHC or the Bank to terminate or abandon the Plan.

     Section 3. Prospectus; Offering. The Shares are to be initially offered in
                --------------------
the Offering at the purchase price set forth on the cover page of the Prospectus.

     Section 4. Representations and Warranties.
                ------------------------------

     (a) The MHC, the Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

         (i) The Registration Statement, which was prepared by the MHC, the Company and the Bank and filed with the SEC, was declared effective by the SEC on _____, 2001. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement contained all statements that were required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the MHC, the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the MHC, the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the MHC, the Company or the Bank contained in Sales

                    Information (as such term is defined in Section 8 hereof) authorized by the MHC, the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the MHC, the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the MHC, the Company or the Bank for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the MHC, the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Reorganization and The Stock Offering - Direct Community Offering and Syndicated Community Offering - Syndicated Community Offering" and "- Marketing Arrangements" or in any Sales Information.

         (ii) The Reorganization Application, including the Prospectus and Information Statement (the "Information Statement"), which was prepared by the MHC, the Company and the Bank and filed with the Commissioner, was approved on _____, 2001 and the related Prospectus and Information Statement has been authorized for use by the Commissioner. At the time of the approval of the Reorganization Application, including the Prospectus and InformationStatement (including any amendment or supplement thereto), by the Commissioner, and at all times subsequent thereto until the Closing Date, the Reorganization Application, including the Prospectus and Information Statement (including any amendment or supplement thereto), will comply in all material respects with the Reorganization Regulations, except to the extent waived in writing by the Commissioner. The Reorganization Application, including the Prospectus and Information Statement (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(ii) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the MHC, the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Reorganization Application under the caption "The Reorganization and The Stock Offering - Direct Community Offering and Syndicated Community Offering - Syndicated Community Offering" and "- Marketing Arrangements" or in any Sales Information.

         (iii) The Holding Company Application has been prepared by the MHC, the Bank and the Company in material conformity with the requirements of all applicable regulations and has been filed with and approved by the FRB. A conformed copy of the Holding Company Application has been delivered to the Agent and its counsel.

         (iv) No order has been issued by the Commissioner, the SEC, the FRB, any state securities administrator or the Federal Deposit Insurance Corporation (the "FDIC") preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Reorganization is pending or, to the best knowledge of the MHC, the Company or the Bank, threatened.

         (v) Pursuant to the Reorganization Regulations, the Plan has been approved by the MHC's Board of Corporators and adopted by the Board of Trustees of the MHC and the Boards of Directors of the Company and the Bank; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Reorganization Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the MHC, the Company or the Bank by the Commissioner, the FRB, the SEC or any other regulatory authority and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the Commissioner, or the FRB in approving the Plan or in approving the Reorganization or the Holding Company Application pursuant to the BHCA or any other statute or regulation.

         (vi) Since the formation of MHC, MHC and the Bank have been, and at the Closing Date, will be in material compliance with the terms and conditions described in (A) the Decision of the Commissioner dated December 5, 1995 relative to the Application of the Bank to become a Mutual Holding Company,
                    (B) the letter dated November 2, 1995 from Thomas E. Cimeno, Jr., Senior Vice President, Federal Reserve Bank of Boston, approving the application of MHC to acquire the Bank and (C) the letter dated December 21, 1995 from A. David Meadows, Associate Director, FDIC, issuing a non-objection to the Bank's Notice of Mutual Holding Company Reorganization and the attached "Order and Basis for Corporation Approval."

         (vii) The Bank has been organized and is a validly existing Massachusetts-chartered savings bank in stock form of organization and upon the

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                    Reorganization will become a wholly-owned subsidiary of the
                    Company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not individually or in the aggregate have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Bank. The Bank does not own equity securities or any equity interest in any other active business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the Reorganization, (i) all of the authorized and outstanding capital stock of the Bank will be owned by the Company and (ii) the Company will have no direct subsidiaries other than the Bank and Westfield Securities Corp., a Massachusetts corporation. At the Closing Date, the Reorganization will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Reorganization reports, and documents in compliance with the 1933 Act Regulations, all terms, conditions, requirements and provisions with respect to the Reorganization imposed by the Commissioner, the SEC, the FRB, and the FDIC, if any, will have been complied with by the MHC, the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.


         (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such would qualification, except where the failure to so qualify not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

     (ix) The MHC has been duly chartered and is validly existing as a mutual holding company in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the MHC. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

     (x) The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB-Boston"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits and the Depositors Insurance Fund ("DIF"), and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the MHC, the Company or the Bank, threatened. Upon consummation of the Reorganization, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Reorganization Regulations.

     (xi) The only active subsidiary of the Bank is Elm Street Real Estate Investments, Inc., ("Elm Street") and the only subsidiary of the Company, other than the Bank, is Westfield Securities Corp. ("WSC") (Elm Street and WSC are sometimes collectively referred to as, the "Subsidiary"). The Subsidiary is organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; with full power and authority to own its property and conduct its business; the Subsidiary is duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Company, the Bank and the Subsidiary, taken as a whole; the Subsidiary holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to hold such licences, permit or authorizations would not have a material adverse effect on the financial condition, earnings, capital, assets or properties of the Company, the Bank and the Subsidiary, taken as a whole; all of the outstanding capital stock of the Subsidiary has been duly authorized and is fully paid and non-assessable, and is owned directly or indirectly by the Company (in the case of WSC) and the Bank (in the case of Elm Street), free and clear of any liens or encumbrances; the activities of the Subsidiary are permitted to be conducted by subsidiaries of a Massachusetts corporation (in the case of WSC) and of a Massachusetts-chartered savings bank (in the case of Elm Street) pursuant to Massachusetts law and regulations.

     (xii) The MHC, the Company and the Bank have good and marketable title to all real property and good title to all other assets material to the business of the MHC, the Company and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the MHC, the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the MHC, the Company and the Bank, taken as a whole, under which the MHC, the Company or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

     (xiii) The MHC, the Company and the Bank have received an opinion of their special counsel, Thacher Proffitt & Wood, with respect to the federal income tax consequences of the Reorganization and an opinion from Deloitte & Touche LLP with respect to the Massachusetts income tax consequences of the Reorganization; all material aspects of the opinions of Thacher Proffitt & Wood and Deloitte & Touche LLP are accurately summarized in the Registration Statement and Prospectus; the facts upon which such opinions are based are truthful, accurate and complete.

     (xiv) The MHC, the Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, except approval or confirmation by the Commissioner of the final appraisal of the Bank. The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Company and the Bank and this Agreement has been validly executed and delivered by the MHC, the Company and the Bank and is the valid, legal and binding agreement of the MHC, the Company and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

     (xv) None of the MHC, the Company or the Bank is in violation of any directive received from the Commissioner, the FRB, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commissioner, the FRB and the FDIC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the MHC, the Company or the Bank, threatened, which might materially and adversely affect the Reorganization, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, earnings, capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole.


     (xvi) The financial statements, schedules and notes related thereto that are included in the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the MHC and the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the SEC and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the MHC and the Bank with the Commissioner, the FRB, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of the Commissioner and the FRB and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the MHC and the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

     (xvii) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change in the financial condition, earnings, capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets that are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor has the MHC, the Company or the Bank issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the MHC, the Company or the Bank; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its consolidated net worth;
             (v) there has been no material adverse change in the MHC, the Company's or the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the MHC's, the Company's or the Bank's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus, there has been no material change in management of the MHC, the Company or the Bank, neither of which has any material undisclosed liability of any kind, contingent or otherwise; (vii) none of the MHC, the Company, or the Bank has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the MHC, the Company, or the Bank is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the MHC, the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) none of the MHC, the Company, or the Bank has any material contingent liabilities, except as set forth in the Prospectus.

     (xviii) All documents made available to or delivered or to be made available to or delivered by the MHC, the Bank or the Company or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the MHC, the Bank, the Company or their representatives, to the best knowledge of the MHC, the Bank and the Company, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

     (xix) None of the MHC, the Company, or the Bank is (i) in violation of its articles of incorporation, organization or charter or bylaws, as applicable, (and the MHC will not be in violation of its Amended and Restated Charter and Bylaws upon consummation of the Reorganization), or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance (with the exception of the liquidation account established in the Reorganization) upon any of the assets of the MHC, the Company or the Bank pursuant to their articles of incorporation, organization, charter or bylaws, as applicable, or any material contract, lease or other instrument in which the MHC, the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the MHC, the Company or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the MHC, the Company and the Bank on a consolidated basis; or (iii) with the exception of the liquidation account established in the

             Reorganization, result in the creation of any material lien, charge or encumbrance upon any property of the MHC, the Company or the Bank.

     (xx) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the MHC, the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the MHC, the Company or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition or results of operations of the MHC, the Company and the Bank on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the MHC, the Company and the Bank, threatened any action or proceeding wherein the MHC, the Company or the Bank would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the MHC, the Company or the Bank, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the MHC, the Company and the Bank, taken as a whole.

     (xxi) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and, except for the issuance of 100 Common Shares to the MHC as necessary to organize the Company, no Common Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the Tax-Qualified Employee Stock Benefit Plans with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the MHC, the Company and the Bank, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commissioner, the SEC and the FRB, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and the American Stock Exchange.

         (xxiii) Deloitte & Touche LLP, which has certified the audited financial statements and schedules of the MHC and the Bank included in the Prospectus, has advised the MHC, the Company and the Bank in writing that they are, with respect to the MHC, the Company and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and the Commissioner.

         (xxiv) RP Financial, which has prepared the Bank's Independent Appraisal as of August 3, 2001 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the MHC, the Company and the Bank within the meaning of the Reorganization Regulations.

         (xxv) The MHC, the Company and the Bank have timely filed all required federal, state and local tax returns; the MHC, the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (xxvi) The Bank is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (xxvii) To the knowledge of the MHC, the Company and the Bank, none of the MHC, the Company, the Bank or employees of the MHC, the Company or the Bank has made any payment of funds of the MHC, the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

     (xxviii) None of the MHC, the Company or the Bank has: (i) issued any securities within the last 18 months (except for 100 Common Shares issued by the Company to the MHC and except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business;
               (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the MHC, the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Reorganization is not completed for whatever reason or for delivery to the Company if all Shares are sold.

     (xxix) The MHC, the Company and the Bank have not relied upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Reorganization.

     (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

     (xxxi) Any certificates signed by an officer of the MHC, the Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the MHC, the Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(b)  The Agent represents and warrants to the Company that:

     (i) KBW is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the Commonwealth of Massachusetts with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

     (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may, with respect to the Agent, be unenforceable as against public policy).

     (iii) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

     (iv) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Articles of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

     (v) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

     (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

     Section 5. Covenants of the MHC, the Company and the Bank. The MHC, the
                ----------------------------------------------
Company and the Bank hereby jointly and severally covenant with the Agent as follows:

     (a) The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (b) Neither the Bank, the MHC nor the Company will file any amendment or supplement to the Reorganization Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (c) Neither the Bank, the MHC nor the Company will file any amendment or supplement to the Holding Company Application without providing the Agent and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (d) The MHC, the Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the Reorganization Application to be approved by the Commissioner and the FRB and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Reorganization Application, as amended, has been approved by the Commissioner and the FRB; (iii) when the MHC, the Company or the Bank receives any comments from the SEC, the Commissioner, the FRB, or any other governmental entity with respect to the Reorganization or the transactions contemplated by this Agreement; (iv) when the SEC, the Commissioner, the FRB, or any other governmental entity requests any amendment or supplement to the Registration Statement, the Reorganization Application or any additional information; (v) the issuance by the Commissioner, the FRB, or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the MHC, the Company or the Bank under the Reorganization Regulations, or other applicable law, or the threat of any such action;
                  (vi) the issuance by the SEC, the Commissioner, the FRB, or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) the occurrence of any event mentioned in paragraph
                  (h) below. The MHC, the Company and the Bank will make every reasonable effort (i) to prevent the issuance by the SEC, the Commissioner, the FRB, or any other regulatory authority of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

          (e) The MHC, the Company and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Reorganization Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the MHC, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

          (f) The MHC, the Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

          (g) The MHC, the Company and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the SEC, the Commissioner, the FRB or the Reorganization Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period, the MHC, the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the SEC, the Commissioner, the FRB or the Reorganization Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

          (h) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the MHC, the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the MHC, the Company and the Bank will at their own expense, prepare and file with the SEC, the Commissioner and the FRB and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the MHC, the Company and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

         (i) The MHC, the Company and the Bank will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Reorganization Regulations to be sold or as the Agent and the MHC, the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

         (j) The MHC, the Company and the Bank shall duly establish and maintain the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the requirements of the Reorganization Regulations and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Company or the Bank.

     (k) The MHC, the Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the Agent's prior written consent, any of their capital stock, other than in connection with any plan or arrangement described in the Prospectus.

     (l) The Company shall register its Common Shares under Section 12(b) of the 1934 Act concurrently with the Offering and shall request that such registration be effective prior to or upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

     (m) During the period during which the Common Shares are registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company in accordance with the 1934 Act Regulations (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

     (n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the SEC, the Commissioner, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the MHC, the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the MHC, the Company or the Bank as the Agent may reasonably request.

     (o) The MHC, the Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How We Intend to Use the Proceeds from the Stock Offering."

     (p) Other than as permitted by the Reorganization Regulations, the BHCA, the 1933 Act, the 1933 Act Regulations and its rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the MHC, the Company or the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

     (q) The Company will use its best efforts to list and maintain its listing of the Shares on a national securities exchange effective on or prior to the Closing Date.

     (r) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (s) The Company will promptly take all necessary action to register as a bank holding company under the BHCA.

     (t) The MHC, the Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

     (u) None of the MHC, the Company or the Bank will amend the Plann of Reorganization without notifying the Agent prior thereto.

     (v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

         (w) Prior to the Closing Date, the MHC, the Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (x) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the MHC, the Company or the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the MHC, the Company and the Bank, taken as a whole.

         Section 6. Payment of Expenses. Whether or not the Reorganization is
                    -------------------
completed or the sale of the Shares by the Company is consummated, the MHC, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Reorganization, including but not limited to the MHC's, the Company's and the Bank's and the Agent's attorneys' fees (subject to Section 2 of this Agreement) and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Reorganization. In the event the Company is unable to sell a minimum of ______ Shares or the Reorganization is terminated or otherwise abandoned, the MHC, the Company and the Bank shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

         Section 7. Conditions to the Agent's Obligations. The obligations of
                    -------------------------------------
the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the MHC, the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the MHC, the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the MHC, the Company and the Bank shall have conducted the Reorganization in all material respects in accordance with the Plan, the Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the SEC, the Commissioner, the FRB and any state securities agency.

          (b) The Registration Statement shall have been declared effective by the SEC and the Reorganization Application approved by the Commissioner not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefor initiated or, to the MHC's, the Company's or the Bank's knowledge, threatened by the SEC, the Commissioner, or any other governmental authority.

          (c)  At the Closing Date, the Agent shall have received:

               (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Thacher Proffitt & Wood, special counsel for the MHC, the Company and the Bank, in form and substance to the effect that:

                         (i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Commonwealth of Massachusetts; the MHC has been duly organized and is validly existing in good standing as a mutual holding company under the laws of the Commonwealth of Massachusetts.

                         (ii) Both of the MHC and the Company have full corporate power and authority to own, lease and operate their respective properties and to conduct their business as described in the Registration Statement and the Prospectus; and both of the MHC and Company are qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the MHC, Company and Bank, considered as one enterprise.

                         (iii) The Bank is a validly existing
                    Massachusetts-chartered savings bank in stock form duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the capital stock of the Bank outstanding upon completion of the Reorganization will be duly authorized and will be validly issued, fully paid and non-assessable and will be owned by the Company, to such counsel's Actual Knowledge, free and clear of any liens, encumbrances, claims or other restrictions.

                    (iv) The Bank is a member in good standing of the
               FHLB-Boston. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the captions "The Reorganization and the Stock Offering - Effects of the Reorganization - Liquidation Rights," to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurately described in all material respects.

                    (v) Immediately following the consummation of the Reorganization, the authorized, issued and outstanding Common Shares of the Company will be within the range set forth in the Prospectus under the caption "Capitalization" and, except for the issuance of 100 Common Shares to the MHC as necessary to organize the Company, no Common Shares have been issued prior to the Closing Date; the Shares subscribed for pursuant to the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for Shares purchased by the Tax-Qualified Employee Stock Benefit Plans with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Common Shares conform in all material respects to the description thereof contained in the Prospectus. The form of certificate used to evidence the Common Shares complies with applicable laws. To such counsel's Actual Knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                    (vi) The MHC, the Bank and the Company have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the MHC, the Company and the Bank; and this Agreement is a valid and binding obligation of the MHC, the Company and the Bank, enforceable against the MHC, the Company and the Bank in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Massachusetts-chartered savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (vii) The Company's subsidiary (WSC) and the Bank's subsidiary (Elm Street) (collectively, the "Subsidiary") has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the MHC, the Bank and its subsidiaries, considered as one enterprise; the activities of the Subsidiary, as described in the Registration Statement and the Prospectus, are permitted to subsidiaries of a bank holding company (in the case of WSC) and of a Massachusetts-chartered stock savings bank (in the case of Elm Street) by the general corporate law of Massachusetts and the rules, regulations, policies and practices of the Commissioner, the FDIC and all other federal banking or non-federal governmental agencies and regulatory authorities having jurisdiction thereover; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (in the case of WSC) and the Bank (in the case of Elm Street), to the best of such counsel's Actual Knowledge, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                    (viii) The Reorganization Application has been approved by the Commissioner and the Prospectus and Information Statement has been authorized for use by the Commissioner. The FRB has approved the Holding Company Application and the exchange by the MHC of all of the issued and outstanding capital stock of the Bank for a majority interest in the Company, and no action has been taken and, to such counsel's Actual Knowledge, none is pending or threatened to revoke any such authorization or approval.

                         (ix) Pursuant to the Reorganization Regulations, the Plan has been approved by the MHC's corporators and duly adopted by the required vote of the trustees of the MHC and the directors of the Company and Bank.

                         (x) Subject to the satisfaction of the conditions to the Commissioner's and the FRB's approval of the Reorganization, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Common Shares and the consummation of the Reorganization, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and the American Stock Exchange (as to which no opinion need by rendered).

                         (xi) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the SEC.

                         (xii) At the time the Reorganization Application, including the Prospectus and Information Statement contained therein, was approved by the Commissioner, the Reorganization Application, including the Prospectus and Information Statement contained therein, complied as to form in all material respects with the requirements of the Reorganization Regulations, federal and state law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                         (xiii) At the time that the Registration Statement
                    became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Reorganization Regulations and federal law.

                         (xiv) To such counsel's Actual Knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

                         (xv) To such counsel's Actual Knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Reorganization Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Reorganization Application, the Registration Statement or the Prospectus. The description in the Reorganization Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

                         (xvi) The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Reorganization Regulations; no order has been issued by the SEC, the Commissioner, the FRB, or any other governmental authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted, or to such counsel's Actual Knowledge, threatened by the SEC, the Commissioner, the FRB, or any other governmental authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Commissioner or the FRB approving the Plan, the Reorganization Application, the Holding Company Application or the Prospectus.

                         (xvii) To such counsel's Actual Knowledge, the MHC, the Company and the Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the MHC, the Company and the Bank are in all material respects complying therewith.

                         (xviii) To such counsel's Actual Knowledge, none of the
                    MHC, the Company, the Bank or the Subsidiary is in violation of its Articles of Organization and Bylaws or its Charter and Bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the MHC, the Company and the Bank on a consolidated basis; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein do not (a), to such counsel's Actual Knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the MHC, the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the MHC, the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the MHC, the Company or the Bank are subject (other than the establishment of the liquidation account), (b) result in any violation of the provisions of the Articles of Organization or Bylaws of the Company or the Charter or the Bylaws of the MHC or the Bank or,
               (c) result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD and the American Stock Exchange need be rendered) or order or court order, writ, injunction or decree.

                    (xix) The Company's Articles of Organization and Bylaws
               comply in all material respects with the laws of the Commonwealth of Massachusetts. The MHC's and the Bank's respective Charter and Bylaws and the MHC's proposed Amended and Restated Charter and Bylaws comply in all material respects with Massachusetts law.

                    (xx) To such counsel's Actual Knowledge, none of the MHC, the Company or the Bank is in violation of any directive from the Commissioner, the FRB or the FDIC to make any material change in the method of conducting its respective business.

                    (xxi) The information in the Prospectus under the captions
               "Our Policy Regarding Dividends," "Regulation of Westfield Bank, Westfield Financial and Westfield Mutual Holding Company," "Taxation," "The Reorganization and The Stock Offering," "Restrictions on Transfer of Subscription Rights and Shares of Common Stock," "Restrictions on Acquisition of Westfield Financial and Westfield Bank," "Description of Capital Stock of Westfield Financial" and "Registration Requirements" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Reorganization process in the Prospectus under the caption "The Reorganization and The Stock Offering" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and fairly describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption "The Reorganization and The Stock Offering - Effects of the Reorganization - Tax Aspects" has been reviewed by such counsel and fairly describes the opinions rendered by them to the MHC, the Company and the Bank with respect to such matters.

           (xxii) The information in the Prospectus under "Risk Factors - Our articles of organization and bylaws may prevent transaction you might favor, including a sale or merger of Westfield Financial" and "-Because Westfield Mutual Holding Company will own a majority of Westfield Financial's common stock, Westfield Mutual Holding Company may prevent transactions you may like" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by counsel and is complete and accurate in all material respects.

               In addition, such counsel shall state that during the preparation of the Reorganization Application, the Registration Statement, the Prospectus and the Information Statement, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the MHC, the Company and the Bank, at which conferences the contents of the Reorganization Application, the Registration Statement, the Prospectus and the Information Statement, and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Reorganization Application, the Registration Statement, the Prospectus or and the Information Statement, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the MHC, the Company and the Bank), nothing has come to their attention that would lead them to believe that the Reorganization Application, the Registration Statement, the Prospectus or the Information Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    In giving such opinion, such counsel may rely as to all
              matters of fact on certificates of officers or trustees or directors of the MHC, the Company and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Massachusetts. The term "Actual Knowledge" as used herein shall have the meaning set forth in the Legal Opinion Accord of the American Bar Association Section of Business Law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a trustee, director or executive officer of either of the MHC, the Company or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Reorganization or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than each of the MHC, the Company or the Bank.

         (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the principal accounting officer of each of the MHC, the Company and the Bank in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and the Information Statement, and, in their opinion, at the time the Prospectus and the Information Statement became authorized for final use, the Prospectus and the Information Statement did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the MHC, the Company or the Bank and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the MHC, the Company or the Bank independently, or of the MHC, the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the MHC, the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Reorganization; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the MHC, the Company or the Bank, threatened by the SEC or any state authority; (vii) no order suspending the Offering, the Reorganization, the acquisition of all of the outstanding capital stock of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the MHC, the Company or the Bank, threatened by the SEC, the Commissioner, the FRB, or any governmental authority; and (viii) to the best knowledge of the MHC, the Company and the Bank, no person has sought to obtain review of the final action of the Commissioner or the FRB approving the Plan.

          (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the MHC, the Company or the Bank independently, or of the MHC, the Company and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the MHC, the Company or the Bank shall not have received from the Commissioner, the FRB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the MHC, the Company and the Bank taken as a whole; (iii) none of the MHC, the Company or the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the MHC, the Company or the Bank, threatened against the MHC, the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the MHC, the Company and the Bank taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the MHC, the Company and the Bank.


          (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Deloitte & Touche LLP dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Deloitte & Touche LLP is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and stating in effect that in their opinion the financial statements, schedules and related notes of the MHC and the Bank as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the MHC and the Bank prepared by the MHC and the Bank, a reading of the minutes of the meetings of the Board of Trustees of the MHC and the Board of Directors of the Bank and consultations with officers of the MHC and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the MHC and the Bank; or (C) there was any decrease in the net assets or retained earnings of the MHC and the Bank at the date of such letter as compared with amounts shown in the latest unaudited balance sheets included in the Prospectus or there was any decrease in net income or net interest income of the MHC and the Bank for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the MHC and the Bank, which are subject to the internal controls of the MHC and the Bank, the accounting system and other data prepared by the MHC and the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

         (g) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Deloitte & Touche LLP in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) to be a date specified in the letter required by this subsection (g) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

         (h) At the Closing Date, the Agent shall receive a letter from RP Financial, dated the Closing Date and addressed to the Agent (i) confirming that said firm is independent of the MHC, the Company and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of the Reorganization Regulations stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Reorganization Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the MHC, the Company and the Bank expressed in its Appraisal, as most recently updated, remains in effect.

         (i) The MHC, the Company and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the MHC, the Company or the Bank other than debt incurred in relation to the purchase of Shares by the Bank's eligible plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the MHC, the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in KBW's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

          (j) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the Commissioner approving the Reorganization Application and authorizing the use of the Prospectus and Information Statement; (ii) a copy of the order from the SEC declaring the Registration Statement effective;
               (iii) a certificate from the Commissioner evidencing the existence of the Bank; (iv) a certificate of good standing from the Commonwealth of Massachusetts evidencing the good standing of the MHC and the Company; (v) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vi) a certificate from the FHLB-Boston evidencing the Bank's membership in good standing therein; (vii) a copy of the letter from the FRB approving the Company's Holding Company Application; (viii) a certified copy of the MHC's and the Bank's Charter and Bylaws and
               (ix) any other documents that the Agent shall reasonably request.

          (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or Massachusetts savings banks or a general moratorium on the withdrawal of deposits from commercial banks or Massachusetts savings banks declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgement, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.


          (l) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the MHC, the Company or the Bank in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to KBW and its counsel.

   Section 8.  Indemnification.
               ---------------

          (a)       The MHC, the Company and the Bank jointly and severally

                    agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Reorganization or any action taken by the Agent where acting as agent of the MHC, the Company and the Bank; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Application (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the MHC, the Company or the Bank or based upon written information supplied by the MHC, the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the MHC, the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the MHC, the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Application, including the Information Statement, (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that no indemnification is required under this paragraph
               (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the MHC, the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the MHC, the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Reorganization and The Stock Offering - Direct Community Offering and Syndicated Community Offering" and "- Marketing Arrangements"; and, provided further, that the MHC, the Company and the Bank shall not be liable under clause (i) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence. Notwithstanding anything to the contrary in this Agreement, the MHC, the Company and/or the Bank shall not provide any indemnification under this Agreement to the extent prohibited by applicable law, rule, order or directive by the SEC, the Commissioner, the FRB or the FDIC.

          (b) The Agent agrees to indemnify and hold harmless, the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of
               Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Reorganization Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Reorganization; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Reorganization Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the MHC, the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the MHC, the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Reorganization and The Stock Offering - Direct Community Offering and Syndicated Community Offering" and "- Marketing Arrangements."

          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d)      The agreements contained in this Section 8 and in
                           Section 9 hereof and the representations and warranties of the MHC, the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the MHC, the Company or the Bank or any officers, directors, trustees or controlling persons, agent or employees of the MHC, the Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     Section 9. Contribution. In order to provide for just and equitable
                ------------
contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the MHC, the Company, the Bank or the Agent, the MHC, the Company, the Bank and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the MHC, the Company, the Bank or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the MHC, the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the MHC, the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the MHC, the Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MHC, the Company and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The MHC, the Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the MHC, the Company, the Bank and the Agent under this Section 9 and under Section 8 shall be in addition to any liability which the MHC, the Company, the Bank and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the MHC's, the Company's or the Bank's officers, trustees and directors and each person, if any, who controls the Agent or the MHC, the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the MHC, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. Notwithstanding anything to the contrary in this Agreement, the MHC, the Company and/or the Bank shall not provide any contribution under this Agreement to the extent prohibited by applicable law, rule, order or directive by the SEC, Commissioner, the FRB or the FDIC.

         Section 10. Survival of Agreements, Representations and Indemnities.
                     -------------------------------------------------------
The respective indemnities of the MHC, the Company, the Bank and the Agent and the representations and warranties and other statements of the MHC, the Company, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the MHC, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the MHC, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. The Agent may terminate this Agreement by
                     -----------
giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a) In the event the Company fails to sell the required minimum number of the Shares by _____, 2001, and in accordance with the provisions of the Plan or as required by the Reorganization Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof.

          (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the MHC, the Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

          (c) In the event one of the MHC, the Company or the Bank is in material breach of the representations and warranties or covenants contained in Sections 4 and 5 and such breach has not been cured after the Agent has provided the MHC, the Company and the Bank with notice of such breach.

     If the Agent elects to terminate this Agreement as provided in this Section, the MHC, the Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

     The MHC, the Company and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the MHC, the Company and the Bank have provided the Agent with notice of such breach.

     This Agreement may also be terminated by mutual written consent of the parties hereto.

     Section 12. Notices. All communications hereunder, except as herein
                 -------
otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Ms. Patricia A. McJoynt (with a copy to Muldoon Murphy & Faucette LLP, Attention:
Douglas P. Faucette, Esq.), and, if sent to the MHC, the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the MHC, the Company and the Bank at 141 Elm Street, Westfield, Massachusetts 01085-2980, Attention:
Donald A. Williams, President and CEO (with a copy to Thacher Proffitt & Wood,
Attention: Richard A. Schaberg, Esq.).

     Section 13. Parties. The MHC, the Company and the Bank shall be entitled to
                 -------
act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the MHC, the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the MHC, the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the MHC, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references to the letter agreement with the Agent) and may not be varied except in writing signed by all the parties.

     Section 14. Closing. The closing for the sale of the Shares shall take
                 -------
place on the Closing Date at such location as mutually agreed upon by the Agent and the MHC, the Company and the Bank. At the closing, the MHC, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Section 15. Partial Invalidity. In the event that any term, provision or
                 ------------------
covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     Section 16. Construction. This Agreement shall be construed in accordance
                 ------------
with the laws of the State of New York.

     Section 17. Counterparts. This Agreement may be executed in separate
                 ------------
counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the MHC, the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,


Westfield Mutual Savings Bank             Westfield Financial, Inc.
 Holding Company

By Its Authorized                         By Its Authorized
  Representative:                            Representative:


_____________________________________     _____________________________________
Donald A. Williams                        Donald A. Williams
President and Chief Executive Officer     President and Chief Executive Officer


Westfield Savings Bank

By Its Authorized
  Representative:

_____________________________________
Donald A. Williams
President and Chief Executive Officer

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By Its Authorized
  Representative:


_____________________________________